                                                                    EXHIBIT 23.9

Consent of Imowitz Koenig & Co., LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 18, 1997 with respect to the combined financial statements and schedules of National Property Investors and Century Properties Partnerships included in the Registration Statement of Apartment Investment and Management Company's Amendment No. 1 to Form S-4.


/s/ Imowitz Koenig & Co., LLP


New York, NY
December 7, 1998